Exhibit 99.1

Innovative Payment Solutions, Inc. Announces $4,550,000 Million Private Placement Offering

NORTHRIDGE, Calif., March 12, 2021 – Innovative Payment Solutions, Inc. (OTCQB: IPSI) (“Innovative” or the “Company”), a Southern California based fintech company focused on building a 21st century digital payment solution, IPSIPay, today announced that it has entered into a securities purchase agreement with certain institutional investors to purchase in a private placement offering 30,333,334 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 15,166,667 shares of common stock, at a combined purchase price of a $0.15 per share and associated warrant. The warrants have an exercise price of $0.15 per share, will be immediately exercisable and will expire five years from the issue date.

 H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the private placement offering are expected to be $4,550,000 The Company intends to use the net proceeds primarily for development of the Company’s technology, digital payment platform and marketing, as well as for working capital and general corporate purposes. The private placement offering is expected to close on or about March 16, 2021, subject to the satisfaction of customary closing conditions.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors within 20 calendar days following the date in which the Company files its Annual Report on Form 10-K for the year ended December 31, 2020 and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 calendar days thereafter in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Innovative Payment Solutions, Inc.

Innovative Payment Solutions, Inc. strives to offer cutting edge digital payment solutions for consumers and service providers. Innovative Payment Solutions Inc.’s ecosystem will span multiple devices such as self-service kiosks, mobile applications and POS terminals offering alternative payment methods to meet the needs of consumers and service providers. (investor.ipsipay.com)

Forward-Looking Statements:

The statements in this press release that relate to the Company’s expectations with regard to the future impact on the Company’s results from operations are forward-looking statements and may involve risks and uncertainties, some of which are beyond the Company’s’ control, including, without limitation, statements related to the Company’s ability to close the offering, the gross proceeds from the offering and the use of proceeds. Such risks and uncertainties, such as market and other conditions, are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission. Since the information in this press release may contain statements that involve risk and uncertainties and are subject to change at any time, the Company’s actual results may differ materially from expected results. The Company makes no commitment to disclose any subsequent revisions to forward-looking statements, except as required by law. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

For investor inquiries please call (818) 864-4004 or email info@ipsipay.com